Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2011 SECOND QUARTER RESULTS

•                 Company selected to develop Cape Girardeau, Missouri Casino

•                  Property EBITDA increases by 11.3%, including new Vicksburg property

•                  Same-Store EBITDA and EBITDA margins increase at 11 of 14 properties

•                  Marketing, cost-containment lead to favorable financial results while net revenue remains flat

SAINT LOUIS, MO — December 2, 2010 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the second quarter of fiscal year 2011, the three and six month period ended October 24, 2010, and other Company-related news.

In making the announcement, James B. Perry, the Company’s chairman and chief executive officer, said, “Clearly, our operational efforts are working.  Despite continued uncertainty in the national economy that has led to generally stagnant revenues in regional and local gaming markets, we have been able to increase our EBITDA through more efficient marketing and streamlined operations.

“Additionally, we are excited that our efforts to pursue prudent development opportunities have delivered positive results. Yesterday, the Missouri Gaming Commission announced that our proposal, Isle Casino Cape Girardeau, has been selected for prioritization for the 13th and final gaming license in the state. We thank the Commission for their confidence in our proposals, and are excited about this decision and look forward to commencing development on our Isle Casino in Cape Girardeau, which we anticipate opening by the end of 2012.

“In Pennsylvania, the Gaming Board has indicated that it will announce its selection for the final resort casino license at its scheduled meeting on either December 16 or in early January.  We are confident that we have submitted a proposal together with Nemacolin Woodlands Resort that will provide maximum benefits to the Commonwealth in terms of both tourism impact and new tax revenue.  We are hopeful that we will be the successful applicant in that competitive application process.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	October 24,	October 25,	October 24,	October 25,
	2010	2009	2010	2009
Net revenues	$246.7	$246.1	$498.6	$504.0
EBITDA(1)	42.5	42.3	85.7	91.0
Income (loss) from continuing operations	(1.8)	2.4	(4.5)	3.4
Net income (loss)	(1.0)	1.6	(3.7)	2.5
Income (loss) per share from continuing operations	(0.06)	0.07	(0.14)	0.11
Net income (loss) per share	(0.03)	0.05	(0.11)	0.08

Significant items impacting EBITDA during the three and six months ended October 24, 2010 and October 25, 2009 are as follows:

	Three Months Ended		Six Months Ended
	October 24,	October 25,	October 24,	October 25,
	2010	2009	2010	2009
Expense recoveries - Pittsburgh development cost(3)	$—	$6.8	$—	$6.8
Marquette hotel demolition(4)	—	(0.5)	—	(0.5)
Caruthersville property tax settlement(5)	—	0.9	—	0.9
	$—	$7.2	$—	$7.2

Compared to the second quarter of fiscal 2010, before consideration of the items in the above table during the second quarter of fiscal year 2011:

•             Property-level EBITDA increased 11.3% from $47.1 million to  $52.4 million, including the contribution of $2.1 million from our newly acquired Vicksburg property;

•             Consolidated EBITDA increased 21.3% to $42.5 million

Discussing the operating results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “We have posted improved operating results on a year-over-year basis because of a solid operating plan and the continued dedication of our team to providing value for our shareholders.  First and foremost, I want to thank all of our team members for staying focused and improving our business as we bump along the bottom of this economic cycle.

“Revenues in our markets were generally flat during the quarter, according to reported results.  We are pleased to have achieved modestly increased results in Iowa, Missouri and Mississippi.  Management initiatives in Lake Charles to control costs and cut out unprofitable marketing efforts led to an increase in earnings despite decreased net revenues.  In Florida, we were able to take advantage of the gaming tax rates and modify our marketing efforts to achieve significant year over year improvement.

“In Black Hawk, we had a significant decrease in EBITDA due to a major competitive expansion in the market, which recently had its one year anniversary. Our midweek revenues and hotel occupancy were impacted the most significantly. We continue to refine our marketing programs and cost savings initiatives, and believe these changes will lead to more positive results in the coming periods.

“Including our recently acquired Vicksburg property, our operating costs decreased by $1.0 million, or 0.8%.  Excluding Vicksburg, we decreased our same-store operating cost structure by $5.3 million, or 4.0%, during the quarter.  Overall, we remain dedicated to keeping our costs tight and marketing to our most profitable customers until the economy improves.”

Dale R. Black, the Company’s senior vice president and chief financial officer, commented, “While we have recently seen positive signs in certain economic indicators and hope this positive news will continue, we believe that discretionary consumer spending could continue to lag these trends.  In the meantime, we will remain focused on executing our operating plan that proved successful during the second quarter, and look forward to increasing profitability upon growth in discretionary spending reaching the gaming and entertainment sectors.”

Corporate Expenses, Capital Structure, and Capital Expenditures

Corporate and development expenses were $10.9 million for the quarter compared to $12.3 million in the second quarter of fiscal 2010.  Non-cash stock compensation was $2.4 million during the quarter, compared to $2.6 million for the second quarter of fiscal 2010.

The Company had $64.1 million in cash and cash equivalents and total debt of $1.3 billion at the end of the quarter.

Interest expense for the quarter was $23.4 million, an increase of approximately $5.5 million compared to the prior fiscal year, primarily as a result of increased borrowing costs and increased borrowings related to the acquisition of Rainbow Casino in Vicksburg.

Capital expenditures during the quarter totaled $13 million, consisting almost entirely of maintenance capital expenditures.  The Company expects maintenance capital expenditures for the remainder of the fiscal year to be approximately $22 million and expenditures related to Cape Girardeau to be approximately $10 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Thursday, December 2, 2010 at 8:30 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com.

The conference call will also be available by telephone, for domestic callers, by dialing 877-917-8929.  International callers can access the conference call by dialing 517-308-9020.  The conference call reference number is 5980634. The conference call will be recorded and available for review starting at noon central on Thursday, December 2, 2010, until midnight central on Wednesday, December 8, 2010, by dialing 800-337-6538; International: 203-369-3798 and access number 4423.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 24,	October 25,	October 24,	October 25,
	2010	2009	2010	2009
Revenues:
Casino	$254,640	$251,173	$513,802	$513,436
Rooms	10,643	11,803	21,524	24,064
Pari-mutuel, food, beverage and other	33,997	33,286	68,088	67,581
Gross revenues	299,280	296,262	603,414	605,081
Less promotional allowances	(52,629)	(50,207)	(104,842)	(101,112)
Net revenues	246,651	246,055	498,572	503,969
Operating expenses:
Casino	39,979	39,651	79,588	78,916
Gaming taxes	60,214	64,223	124,620	130,527
Rooms	2,725	2,824	5,494	5,881
Pari-mutuel, food, beverage and other	11,123	11,243	22,291	22,085
Marine and facilities	15,347	16,110	29,956	31,756
Marketing and administrative	63,808	64,167	127,428	128,255
Corporate and development	10,940	12,340	23,461	22,285
Expense recoveries and other charges	—	(6,762)	—	(6,762)
Depreciation and amortization	22,179	28,437	45,112	57,265
Total operating expenses	226,315	232,233	457,950	470,208
Operating income	20,336	13,822	40,622	33,761
Interest expense	(23,410)	(17,883)	(47,205)	(36,230)
Interest income	467	395	941	763
Derivative income (expense)	(743)	—	(2,230)	—

Loss from continuing operations before income taxes	(3,350)	(3,666)	(7,872)	(1,706)
Income tax benefit	1,537	6,039	3,404	5,134
Income (loss) from continuing operations	(1,813)	2,373	(4,468)	3,428
Income (loss) from discontinued operations, net of income taxes	794	(811)	794	(961)
Net income (loss)	$(1,019)	$1,562	$(3,674)	$2,467

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$(0.06)	$0.07	$(0.14)	$0.11
Income (loss) from discontinued operations, net of income taxes	0.03	(0.02)	0.03	(0.03)
Net income (loss)	$(0.03)	$0.05	$(0.11)	$0.08

Weighted average basic shares	32,783,726	32,319,789	32,615,815	32,049,444
Weighted average diluted shares	32,783,726	32,511,462	32,615,815	32,251,102

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	October 24,	April 25,
	2010	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,133	$68,069
Marketable securities	23,014	22,926
Accounts receivable, net	7,766	8,879
Income taxes receivable	8,850	8,109
Deferred income taxes	16,826	16,826
Prepaid expenses and other assets	30,749	25,095
Total current assets	151,338	149,904
Property and equipment, net	1,122,523	1,098,942
Other assets:
Goodwill	345,303	313,136
Other intangible assets, net	84,631	79,675
Deferred financing costs, net	8,712	10,354
Restricted cash	12,806	2,774
Prepaid deposits and other	16,826	20,055
Total assets	$1,742,139	$1,674,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$8,766	$8,754
Accounts payable	24,495	24,072
Accrued liabilities:
Payroll and related	43,939	45,863
Property and other taxes	25,508	20,253
Interest	8,113	14,779
Progressive jackpots and slot club awards	15,286	14,144
Other	33,980	29,290
Total current liabilities	160,087	157,155
Long-term debt, less current maturities	1,251,158	1,192,135
Deferred income taxes	28,291	29,193
Other accrued liabilities	40,431	38,972
Other long-term liabilities	16,833	17,166
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 36,781,374 shares at October 24, 2010 and 36,771,730 shares at April 25, 2010	368	367
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	200,117	201,464
Retained earnings	94,881	98,555
Accumulated other comprehensive (loss) income	(3,736)	(8,060)
	291,630	292,326
Treasury stock, 3,843,358 shares at October 24, 2010 and 4,326,242 shares at April 25, 2010	(46,291)	(52,107)
Total stockholders’ equity	245,339	240,219
Total liabilities and stockholders’ equity	$1,742,139	$1,674,840

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 24,	October 25,	October 24,	October 25,
	2010	2009	2010	2009
Mississippi
Biloxi	$17,268	$17,824	$35,907	$38,244
Natchez	7,299	7,786	15,369	16,359
Lula	15,948	15,820	33,266	33,548
Vicksburg(2)	7,231		11,199
Mississippi Total	47,746	41,430	95,741	88,151

Louisiana
Lake Charles	31,770	34,243	65,954	71,857

Missouri
Kansas City	19,110	19,101	38,150	38,586
Boonville	20,142	19,846	40,210	39,918
Caruthersville	8,248	7,925	16,639	16,257
Missouri Total	47,500	46,872	94,999	94,761

Iowa
Bettendorf	20,307	20,507	40,048	41,673
Davenport	11,069	11,866	22,417	24,319
Marquette	7,589	7,478	14,698	14,955
Waterloo	20,054	20,224	40,988	40,100
Iowa Total	59,019	60,075	118,151	121,047

Colorado
Black Hawk	29,893	34,595	59,937	68,385

Florida
Pompano	29,713	28,569	62,433	59,367

Property Net Revenues before Other	245,641	245,784	497,215	503,568

Other	1,010	271	1,357	401

Net Revenues from Continuing Operations	$246,651	$246,055	$498,572	$503,969

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 24,	October 25,	October 24,	October 25,
	2010	2009	2010	2009
Mississippi
Biloxi	$1,586	$1,507	$3,432	$3,892
Natchez	2,024	2,394	4,475	5,127
Lula	4,305	3,632	9,504	8,287
Vicksburg(2)	2,077		3,350
Mississippi Total	9,992	7,533	20,761	17,306

Louisiana
Lake Charles	4,800	4,254	11,599	11,836

Missouri
Kansas City	4,238	4,148	8,237	8,600
Boonville	6,657	6,525	13,549	13,301
Caruthersville	1,286	1,140	3,075	2,893
Missouri Total	12,181	11,813	24,861	24,794

Iowa
Bettendorf	5,586	5,286	10,051	11,268
Davenport	2,527	3,073	5,320	6,687
Marquette	1,767	1,397	3,257	3,169
Waterloo	5,797	5,510	11,838	11,358
Iowa Total	15,677	15,266	30,466	32,482

Colorado
Black Hawk	5,794	9,028	12,897	17,594

Florida
Pompano	4,001	(786)	7,254	1,677

Property EBITDA Before
Corporate and Other Items	52,445	47,108	107,838	105,689
Corporate and Other	(9,930)	(12,070)	(22,104)	(21,884)

EBITDA Before Other Items	42,515	35,038	85,734	83,805
Other Items:
Expense Recoveries and Other(3)	—	6,762	—	6,762
Marquette Hotel Demolition(4)	—	(475)	—	(475)
Caruthersville Property Tax Settlement(5)	—	934	—	934

EBITDA from Continuing Operations	$42,515	$42,259	$85,734	$91,026

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended October 24, 2010			Three Months Ended October 25, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(1,412)	$2,998	$1,586	$(1,979)	$3,486	$1,507
Natchez	1,656	368	2,024	1,956	438	2,394
Lula	2,469	1,836	4,305	1,614	2,018	3,632
Vicksburg(2)	827	1,250	2,077
Mississippi Total	3,540	6,452	9,992	1,591	5,942	7,533

Louisiana
Lake Charles	2,456	2,344	4,800	1,658	2,596	4,254

Missouri
Kansas City	3,345	893	4,238	3,169	979	4,148
Boonville	5,544	1,113	6,657	5,396	1,129	6,525
Caruthersville	427	859	1,286	311	829	1,140
Missouri Total	9,316	2,865	12,181	8,876	2,937	11,813

Iowa
Bettendorf	3,603	1,983	5,586	3,077	2,209	5,286
Davenport	1,961	566	2,527	2,234	839	3,073
Marquette	1,378	389	1,767	803	594	1,397
Waterloo	4,387	1,410	5,797	2,541	2,969	5,510
Iowa Total	11,329	4,348	15,677	8,655	6,611	15,266

Colorado
Black Hawk	2,578	3,216	5,794	5,265	3,763	9,028

Florida
Pompano	1,642	2,359	4,001	(5,163)	4,377	(786)

Total Property Before
Corporate and Other Items	30,861	21,584	52,445	20,882	26,226	47,108
Corporate and Other	(10,525)	595	(9,930)	(13,323)	1,253	(12,070)

Total Before Other Items	20,336	22,179	42,515	7,559	27,479	35,038

Other Items:
Expense Recoveries and Other(3)	—	—	—	6,762	—	6,762
Marquette Hotel Demolition(4)	—	—	—	(1,433)	958	(475)
Caruthersville Property Tax Settlement(5)	—	—	—	934	—	934

Total From Continuing Operations	$20,336	$22,179	$42,515	$13,822	$28,437	$42,259

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Six Months Ended October 24, 2010			Six Months Ended October 25, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(2,660)	$6,092	$3,432	$(3,247)	$7,139	$3,892
Natchez	3,757	718	4,475	4,093	1,034	5,127
Lula	5,815	3,689	9,504	4,055	4,232	8,287
Vicksburg(2)	1,458	1,892	3,350
Mississippi Total	8,370	12,391	20,761	4,901	12,405	17,306

Louisiana
Lake Charles	6,871	4,728	11,599	6,501	5,335	11,836

Missouri
Kansas City	6,481	1,756	8,237	6,524	2,076	8,600
Boonville	11,378	2,171	13,549	10,988	2,313	13,301
Caruthersville	1,349	1,726	3,075	1,149	1,744	2,893
Missouri Total	19,208	5,653	24,861	18,661	6,133	24,794

Iowa
Bettendorf	6,038	4,013	10,051	6,712	4,556	11,268
Davenport	4,187	1,133	5,320	4,892	1,795	6,687
Marquette	2,443	814	3,257	1,876	1,293	3,169
Waterloo	7,972	3,866	11,838	5,440	5,918	11,358
Iowa Total	20,640	9,826	30,466	18,920	13,562	32,482

Colorado
Black Hawk	6,433	6,464	12,897	9,960	7,634	17,594

Florida
Pompano	2,532	4,722	7,254	(6,970)	8,647	1,677

Total Property Before
Corporate and Other Items	64,054	43,784	107,838	51,973	53,716	105,689
Corporate and Other	(23,432)	1,328	(22,104)	(24,475)	2,591	(21,884)

Total Before Other Items	40,622	45,112	85,734	27,498	56,307	83,805

Other Items:
Expense Recoveries and Other(3)	—	—	—	6,762	—	6,762
Marquette Hotel Demolition(4)	—	—	—	(1,433)	958	(475)
Caruthersville Property Tax Settlement(5)	—	—	—	934	—	934

Total From Continuing Operations	$40,622	$45,112	$85,734	$33,761	$57,265	$91,026

(1)          EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Six Months Ended
	October 24,	October 25,	October 24,	October 25,
	2010	2009	2010	2009
EBITDA	$42,515	$42,259	$85,734	$91,026
Add/(deduct):
Depreciation and amortization	(22,179)	(28,437)	(45,112)	(57,265)
Interest expense, net	(22,943)	(17,488)	(46,264)	(35,467)
Derivative income (expense)	(743)	—	(2,230)	—
Income tax benefit	1,537	6,039	3,404	5,134
Income (loss) from discontinued operations, net of income taxes	794	(811)	794	(961)
Net income (loss)	$(1,019)	$1,562	$(3,674)	$2,467

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)          Rainbow Casino in Vicksburg, Mississippi was acquired on June 8, 2010 and we have included the results of Rainbow in our consolidated financial statements subsequent to acquisition.

(3)          Expense recoveries and other of $(6.8) million for the three and six months ended October 25, 2009 reflect income from the recording of a receivable for reimbursement of Pittsburgh development costs.

(4)          During October, 2009 we demolished the hotel at our casino in Marquette, Iowa. As a result, our operating income for the three and six months ended October 25, 2009 includes $0.5 million in demolition costs and $1.0 million in acceleration of remaining depreciation.

(5)          Caruthersville includes the favorable impact of $0.9 million from the settlement of a property tax appeal during both the three and six months ended October 25, 2009.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K/A for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368

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